Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A (No. 333-221268) of Mammoth Energy Services, Inc. of our report dated August 14, 2017, relating to the financial statements of Sturgeon Acquisitions LLC, which appears in the Annual Report on Form 10-K of Mammoth Energy Services, Inc. filed on February 28, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Oklahoma City, Oklahoma

June 6, 2018